Exhibit 99.2

 Investor SupplementFirst Quarter 2014 Update

 *  Forward-Looking Statements & Non-GAAP Financial Measures  The Company’s investor presentation may include certain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information regarding the intent, belief, or current expectations of management, including, but not limited to, those statements that use the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: actual loss and loss adjustment expenses exceeding our reserve estimates; competitive pressures in our business; the failure of any of the loss limitation methods we employ; a failure of additional capital to be available or only available on unfavorable terms; our geographic concentration and the business, economic, natural perils, man made perils, and regulatory conditions within our most concentrated region; our ability to appropriately price the risks we underwrite; goodwill impairment risk employed as part of our growth strategy; efforts with regard to the review of strategic alternatives; actions taken by regulators, rating agencies or lenders, including the impact of the downgrade by A.M. Best of the Company’s insurance company subsidiaries’ financial strength rating, the lowering of the outlook of this rating from “stable” to “negative”, A.M. Best’s downgrade of our issuer credit rating and any other future action by A.M. Best with respect to such ratings; increased risks or reduction in the level of our underwriting commitments due to market conditions; a failure of our reinsurers to pay losses in a timely fashion, or at all; interest rate changes; continued difficult conditions in the global capital markets and the economy generally; market and credit risks affecting our investment portfolio; liquidity requirements forcing us to sell our investments; a failure to introduce new products or services to keep pace with advances in technology; the new federal financial regulatory reform; our holding company structure and regulatory constraints restricting dividends or other distributions by our insurance company subsidiaries; minimum capital and surplus requirements imposed on our Insurance Company Subsidiaries; acquisitions and integration of acquired businesses resulting in operating difficulties, which may prevent us from achieving the expected benefits; our reliance upon producers, which subjects us to their credit risk; loss of one of our core selected producers; our dependence on the continued services and performance of our senior management and other key personnel; our reliance on our information technology and telecommunications systems; managing technology initiatives and obtaining the efficiencies anticipated with technology implementation; a failure in our internal controls; the cyclical nature of the property and casualty insurance industry; severe weather conditions and other catastrophes; the effects of litigation, including the previously disclosed arbitration and class action litigation or any similar litigation which may be filed in the future; state regulation; and assessments imposed upon our insurance company subsidiaries to provide funds for failing insurance companies. For additional information with respect to certain of these and other factors, refer to the Item 1A of Part I to our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings made with the United States Securities and Exchange Commission. We are not under any obligation to (and expressly disclaim any obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.Notes on Non-GAAP Financial MeasuresNet operating income is a non-GAAP measure defined as net income excluding after-tax realized gains and losses. Accident year combined ratio is a non-GAAP measure that represents the impact of any adverse or favorable development on prior year loss reserves.Statutory surplus is a non-GAAP measure with the most directly comparable financial GAAP measure being shareholders’ equity.These non-GAAP metrics are common measurements for property and casualty insurance companies. We believe this presentation enhances the understanding of our results by highlighting the underlying profitability of our insurance business. Additionally, these measures are key internal management performance standards.

 *  Investments

MEADOWBROOK INSURANCE GROUP

Investment Portfolio Review

We maintain a high-quality, low-risk investment portfolio.

- Low equity risk exposure
  - 93% fixed income
  - 7% equity
- High credit quality
  - 99% of bonds are investment grade
  - Average S&P rating of AA- / Moody's of Aa3
- Duration
  - Fixed income effective duration is 4.8
  - Tax adjusted fixed income duration is 4.24
  - Duration of Reserves is approximately 3.8

Portfolio Allocation and Quality

$'s in (000's)	% Allocation 3/31/2014	Fair Value	Net Unrealized Gain Position	Avg. Moody's	Avg. S&P
Fixed Income					
US Government and Agencies	***2%***	$ 25,024	$ 403	Aaa	AA+
Corporate	***35%***	$ 555,620	$ 9,247	A2	A
Mortgage and Asset Backed	***10%***	$ 159,319	$ (870)	Aaa	AA+
Municipal	***46%***	$ 738,610	$ 13,337	Aa2	AA+
Total Fixed Income	*93%*	$ 1,478,573	$ 22,117		
Equities					
Common Stock	***6%***	$ 102,554	$ 13,177		
Preferred Stock	***0%***	$ -	$ -		
Mutual Funds	***1%***	$ 9,360	$ 831		
Total Equities	*7%*	$ 111,915	$ 14,008		
Total Portfolio	*100%*	$ 1,590,488	$ 36,125		

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 *  Conservative Investment Philosophy  Our high quality investment portfolio is well matched to our loss reserves and generates a predictable stream of income.  2013 net investment income was $46M from $50M in 2009Invested asset base increased to $1.6B ($1.7B including cash & cash equivalents) at 12/31/2013, from $1.1B ($1.2B including cash & equivalents) at 12/31/2009Pre-tax book yield excluding cash and cash equivalents was 3.1% at 12/31/2013 vs. 4.4% at 12/31/2009The duration of our portfolio increased to 4.4 years at 12/31/2013 from 3.8 years at 12/31/2009The duration on net reserves of $1.1B is approximately 4.0 years at 12/31/2013  Pre-tax Net Investment Income ($ in M) and Average Investment Yield  *3.8  *4.5  *4.5  *4.3  *4.7  *Tax-adjusted Effective Duration  *4.4

 *  Government and Agency – March 31, 2014 Profile  Summary Profile  $25.0 M market value; approximately 2% of the investment portfolio Rated Aaa by Moody’s and AA+ by S&PMarch 31, 2014 net unrealized gain was $403KAverage investment book yield: 1.18%  Government & Agency vs. Entire Portfolio  Government & Agency Breakout

 *  Corporate Fixed Income – March 31, 2014 Profile  Summary Profile  $555.6M market value; 35% of the investment portfolio March 31, 2014 net unrealized gain was $9.2M.Average investment book yield: 2.90%  Quality Indicators  Corporate vs. Entire Portfolio  Corporate Profile

 *  Municipal Bonds – March 31, 2014 Profile  Summary Profile  $738.6M market value; 46% of the investment portfolio March 31, 2014 net unrealized gain was $13.3MTax exempt unrealized gain $11.1MTaxable unrealized gain $2.2MAverage tax equivalent yield: 4.33%  Quality Indicators & Geographic Distribution  Municipals vs. Entire Portfolio    Munis  Taxable Munis  Average S&P Quality  AA+  AA+  Investment Grade  100%  100%

Structured Securities – March 31, 2014 Profile

Summary Profile

- $159.3M market value; 10% of the investment portfolio
- As of March 31, 2014, unrealized loss of $870K; MBS unrealized loss of $1.5M
- For ABS & CMBS, the market values approximated book value with small unrealized gain
- Average investment book yield: 2.79%

Quality Indicators

	RMBS	CMBS	ABS
Average S&P Quality	AA+	AA+	AAA
Investment Grade	99%	99%	98%
A- / A3 or Better	99%	99%	98%
All BBB and Baa	0%	0%	0%
Not Rated	0%	0%	1%
Non Investment Grade	1%	1%	1%

Structured vs. Entire Portfolio



7%
2%
1%
90%
RMBS
CMBS
ABS
All Other

Structured RMBS Profile



2%
5%
29%
64%
Non-Agency
Freddie Mac
Fannie Mae
Ginnie Mae

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 *  Equities – March 31, 2014 Profile  Summary Profile  $111.9 million market value; 7% of the investment portfolio March 31, 2014 net unrealized gain was $14.0MCommon stock unrealized gain $13.1MBond mutual fund unrealized gain $831KAverage tax equivalent yield: 4.55%  Equities vs. Entire Portfolio  Equity Mix

 *  Holding Company Liquidity  * As of 3/31/14, this is the annual maximum ordinary dividends calculated as of December 31, 2013, less the $14.0 million paid in December 2013 (must deduct any dividend paid in last 12 months)   Note: Amounts shown above are all pre-tax due to the overall NOL carryforward position

 *  Convertible Debt Offering

 *  $100M Convertible Debt Offering  $100 million Cash Convertible Senior NotesUnderlying “Equivalent” Shares – 10.9 million5.00% Cash Coupon37.5% Conversion Premium ($9.19 per share)75% High Call ($11.69 per share)Net share settlementMaturity of March 15, 2020No covenants  Key Terms  Use of Proceeds  $100,000,000  March 2013  5.00% Cash Convertible Senior Notes due 2020 Interest payable March 15 and September 15  (a)  (a) Computed as follows: $100m Convertible Debt / $9.19 Share Price = 10.9 million shares

 *  MIG Convertible Note  We have issued debt with a 5.00% couponWe will pay additional cash if our share price exceeds the $9.19 lower strike price (on 10.9 million “equivalent” shares)We have bought a bond hedge requiring counter parties to pay us the same amount we pay to the note holders in B aboveWe must issue shares to the bond hedge counter parties if market price is above the upper strike price of $11.69 at maturity of the underlying bonds  Convert Key Share Prices

 *  MIG Convertible Note Settlement  Stock Price at Maturity  Payout at Maturity ($ in millions)  < $9.19  > $11.69  MIG Convertible + Call Spread Due 2020  Example if share price = $14: 10.9m 'equivalent' shares x $2.31 ($14 market price less $11.69 higher strike price) = $25.1m divided by $14 share price = 1.8m shares

 *  Accounting for Convertible Debt Offering  The following was recorded in Q1 2013 related to the convertible debt offering (in millions)  * Gross proceeds of $100m was bifurcated into $87.1m of debt and $12.9m of derivative liability related to the conversion feature. The $12.9m will accrete to the $100m face value over the life of the loan through a charge to interest expense.The total interest expense impacting the P&L will consist of the 5% coupon payment (paid in cash) and the accretion of the conversion feature noted above of approximately 2.4% (non-cash), or 7.4% total.^ A bond hedge (derivative asset) was purchased to offset the derivative liability recorded related to the conversion feature. The two are marked to market each quarter with no P&L impact as they directly off-set one another.

 *  Reserve Supplements

 Workers’ CompensationFavorable development in California book of $0.2M, excluding isolated L.A. territory where writings have been dramatically reduced (2013 NWP less than $2 million)Cumulative California rate increases in excess of 60% since 2009, with 2013 rate increases in excess of 20% (loss ratio trend in 2013 was 1.0%)Favorable development of $5.7M for All Other Workers’ Compensation reservesCommercial AutoUnfavorable development of $15.5M, primarily in the 2011 and 2012 accident yearsRoughly half of unfavorable development relates to programs that were terminated in 2012, with minimal unearned premium remaining on this business at 12/31/13Achieved written rate increases in excess of 10% in 2013  *  Reserve Strengthening – 2013 Overview

 CMP/General LiabilityUnfavorable development primarily relates to Excess & Surplus Lines business for accident years 2011 and 2012; older accident years appear generally stableUnfavorable development on older accident years primarily relates to Public Entity Excess program that was terminated in 2012Traditional program liability line business has remained generally stable  *  Reserve Strengthening – 2013 Overview  2013 CMP/GL Reserve Development by Accident Year  ($ in millions)

MEADOWBROOK INSURANCE GROUP

Reserve Strengthening – 2013 Overview

- **CMP/General Liability – Excess and Surplus Lines**
- Experienced favorable development in calendar years 2009, 2010, and 2011 on older accident years
- In 2012 a shift in incurred loss patterns was identified
  - Softer market pricing conditions resulted in:
    - Reduced rates between 2009-2011
    - Competition from traditional admitted carriers during this time period
- Management responded by reducing exposure to underperforming areas of this business / sub-classes
  - Achieved written rate increases of approximately 9% in 2012 and 16% in 2013
  - Increased minimum premiums and tightened coverage forms
  - Market appears to be accepting the changes that have been implemented

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 ($ in millions)  Reserves, Net of Reinsurance Recoverables, by LOB at 12/31/13  GAAP Reserves, Net of Reinsurance Recoverables, at 12/31/13  GAAP Net Reserves as of 12/31/13: $1,111 million  CA Workers’ Comp.  Non-CA Workers’ Comp.  CMP / GL  Commercial Auto  Other  *  Net Reserves Strengthened  Reserves, net of reinsurance recoverables, totaled $1.1 billion as of December 31, 2013

 Strengthened reserves with a goal of returning to stabilitySignificant rate increases in excess of the loss ratio trend across the entire portfolio, particularly in CA workers’ compensation, have improved more recent accident year resultsExpected return to profitability – 2014   *  Reaction to Shift in Incurred Loss Pattern

Development on Prior Year Loss Reserves

Meadowbrook experienced a history of favorable / stable reserve indications from 2006 through 2011

- Cumulative *favorable* loss & LAE development of $86.3 million between 2006 and 2010 and modest (less than 1%) unfavorable development in Q4 2011

In 2012, a shift in historic claim data patterns emerged and was identified for accident years 2009, 2010 and 2011

- Management increased reserves to recognize this shift and to strengthen its overall reserve position
- Reserves strengthened by $85.5 million in 2012

In 2013, development related to terminated business and on our excess and surplus lines business

- Reserves strengthened by $68.4 million in 2013

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 *  Reserve Development Shift – Emergence in 2012  Historic Calendar Year Reserve Development  Percent of Prior Year Reserves  4.5%  (0.9%)  (9.7%)  2.3%  4.9%  4.6%  Reserve Development Favorable / (Adverse) ($m)  (6.7%)  0.1%

MEADOWBROOK℠ INSURANCE GROUP

Reserves Continue to Stabilize

Indicators that loss reserves may be stabilizing

- Growth in recent years from rate increases and increase in the average program maturity
  - More certainty in estimating loss ultimates for mature business
  - As programs and books of business mature, underlying claims patterns begin to stabilize allowing more reliance on standard actuarial methods as oppose to actuarial methods modified to consider acceleration in claims handling.
- Run-off of premium on terminated business has been completed
  - At 3/31/14 only $3M of unearned premium related to terminated business remained
  - Dedicated claims handling team in charge of claims run-off process
    - Initial impact to reserves of claims run-off has been recognized
    - Open claim counts on terminated business down 42% from 4.9k at 12/31/12 to 2.8k at 3/31/14
- Achieved rate increases in excess of loss costs across all lines of business - achieved 4 year cumulative written rate increases in excess of 32% compared to cumulative loss ratio trend increases of under 10%
- Previous calendar year development on prior year reserves imbedded in the 2013 & 2014 accident year loss selection resulting in a stronger reserve position
- Reserves continued to stabilize in Q1 2014 with modest favorable development
- Current accident year recorded conservatively compared to the actuarial methods and the improvements expected from the rate increases, underwriting actions, and terminating of underperforming business

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 *  Terminated Business Statistics  Reserves on terminated business have been strengthened and premium has largely run off

 *  California Workers’ Compensation

California Workers' Compensation

Reserve Development

- As planned, we hired new claim adjusters to manage increased claim volume due to the growth of our California workers' compensation business in recent years. As we hired new adjusters, the case load per adjuster went down
  - Result: Case reserve strengthening and an acceleration of the closing pattern
- While individual case reserve strengthening alone does not automatically lead to adverse development, the strengthening led us to utilize development factors that are higher than the industry and record higher loss ratios on this business than we had previously estimated
- Led to IBNR strengthening of $22.8 million in 2012 (Workers' Comp Western)
- We achieved cumulative written and earned rates increases of over 75% and 70% from 2010 through Q1 2014, respectively
- 2013 reserve development driven by isolated California territory ($16.1 million), where writings have been dramatically reduced; excluding this territory there was favorable reserve development of $0.2 million
- California WC AY Combined Ratios are trending favorably with rate increases in excess of loss ratio trend. Reserves are stable in 2014 with slight favorable development in Q1

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California Workers' Compensation

Low Hazard Mix of Business

How does our business mix compare to California workers' compensation industry?

- Low hazard group mix
  - We write approximately 70% of our premium in hazard groups 1 & 2 vs. 55% for the industry
  - Almost no premium in hazard groups 6 & 7 vs. 5% for the industry
- Industry group mix favorable
  - We write approximately 71% of our premium in the goods and services industry vs. 39% for the industry
  - We write approximately 1% of our premium in the construction industry vs. 13% for the industry
    - Our construction business is approximately 50% landscape/farm contractors

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 California Workers’ CompensationLow Hazard Mix of Business (Continued)  We write our premium in less hazardous groups and more favorable CA WC industries  Hazard Group Distribution  Meadowbrook  Industry  *  6 & 7  1 & 2  3, 4 & 5  3, 4 & 5  1 & 2  6 & 7  NOTE: %’s above are approximate.

California Workers' Compensation
Low Hazard Mix of Business (Continued)

We write our premium in less hazardous groups and more favorable CA WC industries

Industry Group Distribution


Meadowbrook
Construction
1%
1%
Other
Office & Clerical
8%
19%
Manufacturing
Goods and Services
71%
Industry
9%
Other
13%
Construction
39%
Goods and Services
Office & Clerical
19%
Manufacturing
20%
Goods and Services
Manufacturing
Office and Clerical
Construction
Other

NOTE: %'s above are approximate.

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